Exhibit 10.3

APN: 005-071-55

RECORDING REQUESTED BY,

AND AFTER RECORDING, MAIL TO:

Green Bank, N.A.

4000 Greenbriar

Houston, Texas 77098

Affirmation Statement: Per NRS 239B.030, the undersigned hereby affirms that this document, including any exhibit, hereby submitted for recording does not contain the social security number of any person or persons.

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

from

AQUA METALS RENO, INC,

a Delaware corporation

(“Grantor”)

to

FIRST AMERICAN TITLE INSURANCE COMPANY,

a Nebraska corporation

(“Trustee”)

for the benefit of

GREEN BANK, N.A.

(“Beneficiary”)

Dated: November 3, 2015

THIS DEED OF TRUST SECURES FUTURE ADVANCES

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

STATE OF NEVADA	§
§ KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF STOREY	§

THIS DEED OF TRUST is made this 3rd day of November, 2015 between AQUA METALS OF RENO, INC., a Delaware corporation (“Grantor”), whose mailing address is 1010 Atlantic Avenue, Oakland, California 94501-1147; and First American Title Insurance Company, a Nebraska corporation whose mailing address is 5310 Kietzke Lane, Suite 100, Reno, Nevada 89511 (hereinafter called “Trustee”); for the benefit of Green Bank, N.A. (“Beneficiary”) whose address is 400 Greenbriar, Houston, Texas 77098; Grantor and Beneficiary covenant and agree to as follows:

In consideration of the debt and trust hereinafter mentioned, Grantor does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN, and CONVEY unto Trustee, in trust, with power of sale for the benefit of Beneficiary, all of Grantor’s right, title, and interest in and to the following described property:

1.     Real Property. The real estate situated in Storey County, Nevada, which is more particularly described in Exhibit “A” attached hereto and made a part hereof by reference for all purposes, together with all buildings, structures, and other improvements (such buildings, structures, and other improvements being hereinafter sometimes called the “Improvements”) now or hereafter situated thereon (such real estate, and Improvements being hereinafter sometimes called the “Land”). The Land or its address is commonly known as 2500 Peru Drive, Reno, Nevada 89434.

2.     Fixtures and Personal Property. All fixtures, equipment, and personal property in which Grantor now has, or at any time hereafter acquires, an interest, and which are now, or at any time hereafter, either a part of the Land or situated in, on, or about the Land and utilized in connection with the operation of the Land, or acquired or delivered to the Land for use or incorporation in construction of any improvements on the Land, including, but not limited to, building and construction materials and equipment; all plans and specifications for improvements to be placed on the Land; all contracts and subcontracts relating to the Land; all deposits (including tenant’s security deposits), funds, accounts, contract rights, instruments, documents, general intangibles; all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Land; all proceeds arising from or by virtue of the sale, lease, or other disposition of any of the real or personal property described herein; and all renewals, replacements, and substitutions thereof and additions thereto (all property described or referred to in this paragraph sometimes called “Accessories”).

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3.     As-Extracted Collateral. To the extent now owned and/or hereafter acquired by Grantor: all As-Extracted Collateral (as defined in the Code) and other substances which may be extracted from the Land, including without limitation, oil and gas, all Hydrocarbon Property (as defined below), including all General Intangibles, Accounts, and all other rights to payment arising from the foregoing and all rights to payment arising therefrom, including but not limited to, royalties, rentals, and other rights to payment from sale of any of the foregoing.

4.     Other Property. To the extent now owned and/or hereafter acquired by Grantor: all rights, titles, interests and estates in and to the oil gas and other minerals in and under the Land and the oil and gas leases and/or oil, gas and other mineral leases relating to the Land or the lands spaced, pooled or unitized therewith and including all wellbore interests and other interests and estates and the lands and premises covered or affected thereby (collectively called the “Hydrocarbon Property”). All other interest of every kind and character which Grantor now has or at any time hereafter acquires in and to the property described or referred to in paragraphs 1, 2, and 3 preceding, including but not limited to (a) proceeds from the condemnation or threatened condemnation of the Land, (b) proceeds of any and all insurance covering the Land, (c) property which is used in connection with the operation of the Land and Accessories, (d) all water, water allocations, and water rights appurtenant to or used in connection with the Land (including tributary, nontributary, and not nontributary), now owned or hereafter acquired, decreed or adjudicated, and (e) all other interest of Grantor in water, such as ditch and ditch rights, reservoir or reservoir rights and storage rights, water stock, wells, well permits, decrees and leased used or to be used in connection with the Land.

All properties, rights, and interests described or referred to in paragraphs 1, 2, 3, and 4 preceding are sometimes referred to collectively as the “Property”.

5.     Leasehold Estates. In the event the estate of the Grantor in and to any of the Property is a leasehold estate, this conveyance shall include, and the lien, security interest, and assignment created hereby shall encumber and extend to all other further or additional title, estates, interest, or rights which may exist now or at any time be acquired by Grantor in or to the Property demised under the lease creating such leasehold estate and including Grantor’s rights, if any, to the Property demised under such lease and, if fee simple title to any of such Property shall ever become vested in the Grantor such fee simple interest shall be encumbered by this Deed of Trust in the same manner as if Grantor had fee simple title to said Property as of the date of execution hereof.

TO HAVE AND TO HOLD the above-described Property, together with all improvements thereon and all the rights, hereditaments, and appurtenances in anywise appertaining or belonging thereto, unto Trustee, and his successors or substitutes in this trust, and his and their assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof.

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Grantor, for Grantor and Grantor’s successors, hereby agrees to warrant and forever defend, all and singular, the Property unto Trustee, and his successors or substitutes in this trust, and his and their assigns, in trust and for the uses and purposes hereinafter set forth, forever.

Grantor hereby grants to Beneficiary and its successors and assigns, a security interest in the Property, and each and every part thereof, and in all proceeds from the sale, lease, or other disposition thereof and in all sums, proceeds, funds, and reserves described or referred to in Section 5.7, 5.8, and 5.9 hereof; provided that the grant of a security interest in proceeds shall not be deemed to authorize any action otherwise prohibited herein.

ARTICLE I.

The Obligation

Section 1.1 Beneficiary and Obligation. This Deed of Trust [as used herein, the expression “this Deed of Trust” shall mean this Deed of Trust, Security Agreement and Fixture Filing] and all rights, title, interest, liens, security interest, powers, and privileges created hereto or arising by virtue hereof, are given to secure payment and performance of the following indebtedness, obligations, and liabilities: (a) the indebtedness(es) evidenced by that certain promissory note of even date herewith (the “Note”) executed by Grantor, payable to the order of Beneficiary in the principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) bearing interest as therein specified, containing an attorney’s fee clause, interest and principal being payable as therein specified, and finally maturing twenty one (21) years from the date of the Note; (b) all indebtedness, obligations, and liabilities arising pursuant to the provisions of this Deed of Trust, the Note, that certain Loan Agreement between Borrower and Beneficiary of even date herewith (the “Loan Agreement”; capitalized terms in this Deed of Trust not otherwise defined herein shall have the same meanings ascribed to such terms in the Loan Agreement), any guaranty or such other documents evidencing, securing or pertaining to the indebtedness(es) referred to in subsection (a) of this Section 1.1, as shall from time to time be executed and delivered to Beneficiary by Grantor, any guarantor or any other party (collectively, the “Loan Documents”); and (c) any and all renewals, modifications, rearrangements, amendments, or extensions of all or any part of the indebtedness, obligations, and liabilities described or referred to in Subsections 1.1(a), and 1.1(b). The word “Obligation”, as used herein, shall mean all of the indebtedness, obligations, and liabilities described or referred to in Subsections 1.1(a) and 1.1(b) preceding and as described and referred to in this subsection 1.1(c). The word “Beneficiary”, as used herein, shall mean the Beneficiary named in the initial paragraph on Page 2 of this Deed of Trust and all subsequent Beneficiaries of the Obligation at the time in question. Notice to Grantor: The Note contains a variable interest rate.

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ARTICLE II.

Certain Representations;

Warranties, and Covenants of Grantor

Section 2.1 Warranties and Representations. Grantor represents, warrants, and undertakes that (a) Grantor has full right and authority to execute and deliver this Deed of Trust; and (b) Grantor has in its own right good and indefeasible title in fee simple to the Property free from any encumbrance superior to the indebtedness hereby secured.

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Section 2.2 Covenants. Grantor, for Grantor and Grantor’s successors and permitted assigns hereunder, covenants, agrees, and undertakes to: (a) except as permitted under the Loan Agreement, pay, or cause to be paid, before delinquent, all taxes and assessments of every kind or character in respect to the Property, or any part thereof, from time to time, and, upon request of Beneficiary, to furnish to Beneficiary evidence satisfactory to Beneficiary of the timely payment of such taxes and assessments and governmental charges (including, but not limited to, any general or special taxes or ditch or water assessments levied or accruing against the Property); (b) purchase policies of insurance with respect to the Property with such insurers, in such amounts and covering such risks as shall be satisfactory to Beneficiary, including, but not limited to, (1) owner’s and contractors’ policies of comprehensive general public liability insurance; (2) hazard insurance against all risks of loss, including collapse, in an amount not less than the full replacement cost of all Improvements, including the cost of debris removal, with annual agreed amount endorsement and sufficient at all times to prevent Grantor from becoming a co-insurer, such insurance prior to completion of the Improvements to be in builder’s risk form on a non-reporting basis and including coverage for all materials and equipment, wherever located, intended to be installed in or utilized in the construction of the Improvements; (3) if the Property is in a “Flood Hazard Area”, a flood insurance policy, or binder therefor, in an amount equal to the principal amount of the Note or the maximum amount available under the Flood Disaster Protection Act of 1973, and regulations issued pursuant thereto, as amended from time to time, whichever is less, in form complying with the “insurance purchase requirements” of that act; (4) such policies of mortgagee’s title insurance insuring the validity and priority of this Deed of Trust and any future renewals or extensions of this Deed of Trust, including any such mortgagee’s title insurance which the Beneficiary may require during the term of the Obligation to supplement or replace any mortgagee’s title policy earlier provided to Beneficiary insuring the validity and priority of the Deed of Trust; and (5) such other insurance, if any, as Beneficiary may require from time to time, or which is required by the Loan Documents; (c) cause all insurance carried in accordance with Section 2.2(b) to be payable to Beneficiary as a mortgagee, to deliver the original policies of insurance carried by each Lessee (as that term is hereinafter defined) for the benefit of Grantor, and to cause all such policies to be payable to Beneficiary as its interest may appear; (d) pay, or cause to be paid, all premiums for such insurance at least ten (10) days before such premiums become due, furnish to Beneficiary satisfactory proof of the timeliness of such payments and deliver all renewal policies to Beneficiary before the expiration date of each expiring policy; (e) comply with all federal, state, or municipal laws, rules, ordinances, and regulations applicable to the Property and its ownership, use and operation, including but not limited to maintenance of the Property in compliance with the Americans with Disabilities Act of 1990, and comply with all, and not violate any, easements, restrictions, agreements, covenants, and conditions with respect to or affecting the Property or any part thereof; (f) at all times maintain, preserve, and keep the Property in good repair and condition and presenting a first-class appearance, and from time to time make all necessary and proper repairs, replacements, and renewals, and not commit or permit any waste on or of the Property, and not do anything to the Property that may impair its value; (g) except as permitted by the Loan Agreement, promptly pay all bills for labor and materials incurred in connection with the Property and never permit to be created or to exist in respect to the Property or any part thereof any lien or security interest even though inferior to the liens and security interest hereof for any such bill, and in any event never permit to be created or exist in respect to the Property or any part thereof any other or additional lien or security interest on a parity with or superior to any of the liens or security interest hereof; (h) at any time, and from time to time, upon request of Beneficiary, forthwith, execute and deliver to Beneficiary any and all additional instruments and further assurances, and do all other acts and things, as may be reasonably necessary or proper, in Beneficiary’s opinion, to effect the intent of these presents, more fully evidence and perfect the rights, titles, liens, and security interests herein created or intended to be created and to protect the rights, remedies, powers, and privileges of Beneficiary hereunder; (i) from time to time, upon request of Beneficiary, promptly furnish to Beneficiary financial statements and reports relating to the Grantor and the Property as required in the Loan Documents; (j) continuously maintain Grantor’s existence and its right to do business in every state in which it transacts business; (k) pay and perform all of the Obligation in accordance with the terms thereof or of this Deed of Trust; (l) at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or upon the Obligation, or any part thereof, pay all such taxes on or prior to when due; provided that, in the alternative, Grantor may, in the event of the enactment of such a law, and must, if it is unlawful for Grantor to pay such taxes, prepay the Obligation in full within sixty (60) days after demand therefor by Beneficiary; (m) at any time and from time to time, furnish promptly upon request of Beneficiary a written statement or affidavit, in such form as shall be satisfactory to Beneficiary, stating the unpaid balance of the Obligation and that there are no offsets or defenses against full payment of the Obligation and the terms hereof, or, if there are any such offsets or defenses, specifying them; (n) punctually and properly perform all of Grantor’s covenants, duties, and liabilities under any other security agreement, mortgage, deed of trust, collateral pledge agreement, contract, or assignment of any kind now or hereafter existing as security for or in connection with payment of the Obligation, or any part thereof (each such security agreement being herein called “other security instrument”; (o) in accordance with the provisions of the Loan Agreement, allow Beneficiary from time to time to inspect the Property and all records relating thereto or to the Obligation, and to make and take away copies of such records; (p) not cause or permit the Accessories, or any part thereof, without the prior written consent of the Lender, to be removed from the county and state where the Land is located, except items of the Accessories which are not material to the business of Borrower, or have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes having a value equal to or greater than the replaced items when new; (q) not without the prior written consent of Beneficiary sell, trade, transfer, assign, or exchange or otherwise dispose of (or suffer or permit any of the same to occur with respect to) (1) any capital stock of Grantor if Grantor is a corporation, (2) any partnership interest either general or limited if Grantor is a partnership, or (3) any membership interest in Grantor, if Grantor is a limited liability company, except by devise, descent, or operation of law upon the death of a shareholder, partner, joint venturer, or member, as the case may be; and (r) pay, or cause to be paid, any and all reasonable attorneys’ fees, filing fees and expenses incurred by Beneficiary for the preparation and recordation of any and all legal instruments which the Beneficiary may require at the time of the creation of this Obligation (including this Deed of Trust and/or any and all other instruments which Beneficiary may require in connection herewith) or which Beneficiary may require during the term of the Obligation.

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Section 2.3 Nevada Covenants. The following covenants, Nos. 1, 2, 3, 4, 5, 6, 7, 8, and 9 of NRS 107.030 are hereby adopted and made a part of this Deed of Trust (the “Covenants”). To the extent possible, the Covenants will be construed so as to augment, and be compatible with, but not replace, the other agreements contained in this Deed of Trust and the other Loan Documents. However, to the extent that any of the Covenants are determined to be in conflict with any of the other agreements and covenants contained in this Deed of Trust and/or the other Loan Documents, or in conflict with any other right or procedure allowed by applicable law, the agreement, covenant, right, or procedure which are set forth in the Loan Documents shall control and be enforceable by Beneficiary. With respect to Covenant No. 2, the amount of required insurance shall be the full replacement value of all buildings and improvements now and/or hereafter located on the Land. With respect to Covenant No. 4, the rate of interest shall be the Maximum Rate (hereafter defined). With respect to Covenant No. 7, in lieu of the percentage to be allowed, the “expenses of the trust”, as referenced therein, shall mean reasonable counsel fees and costs actually incurred.

ARTICLE III.

Respecting Defaults and Remedies of Beneficiary

Section 3.1 Beneficiary’s Remedies Upon Default. Upon an Event of Default which continues beyond any applicable cure period, Beneficiary may, at its option, do any one or more of the following:

(a)     If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust, Beneficiary may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be a part of the Obligation, and Grantor promises, upon demand, to pay to Beneficiary, at the place where the Note is payable, or at such other place as Beneficiary may direct by written notice, all sums so advanced or paid by Beneficiary, with interest from the date when paid or incurred by Beneficiary at the rate provided in the Note. No such payment by Beneficiary shall constitute a waiver of any default. In addition to the liens and security interest hereof, Beneficiary shall be subrogated to all rights, titles, liens, and security interest securing the payment of any debt, claim, tax, or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay.

(b)     Unless otherwise modified herein, Beneficiary may, without notice, demand, or presentment, which are hereby waived by Grantor and all other parties obligated in any manner whatsoever on the Obligation, declare the entire unpaid balance of the Obligation immediately due and payable, and upon such declaration, the entire unpaid balance of the Obligation shall be immediately due and payable (hereinafter called “Acceleration”). Grantor hereby waives all notices allowed by law, including without limitation, demand, presentment, notice of dishonor, protest, notice of intent to accelerate maturity and notice of acceleration.

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(c)     Beneficiary may request Trustee to proceed with foreclosure, and in such event Trustee is hereby authorized and empowered, and it shall be his special duty, upon such request of Beneficiary, to sell the Property, or any part thereof, to the highest bidder or bidders for cash, in the manner prescribed or allowed by law. After such sale, Trustee shall make good and sufficient deeds and assignments to the purchaser or purchasers thereunder in the name of Grantor, conveying the Property, or any part thereof, so sold to the purchaser or purchasers with general warranty of title by Grantor. Sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the Obligation is paid and performed in full. It shall not be necessary to have present or to exhibit at any such sale any of the Accessories. In addition to the rights and powers of sale granted under the preceding provisions of this Subsection 3.1(c), if default is made in the payment of any installment of the Obligation, Beneficiary may, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Obligation to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Property subject to such unmatured indebtedness and the liens and security interest securing its payment, in the same manner, all as provided in the preceding provisions of this Subsection 3.1(c). After such sale, Trustee shall make due conveyance to the purchaser or purchasers. Sales made without maturing the Obligation may be made hereunder whenever there is a default in the payment of any installment of the Obligation, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this Subsection 3.1(c), the unmatured balance of the Obligation (except as to any proceeds of any sale which Beneficiary may apply as prepayment of the Obligation) or the liens and security interests securing payment of the Obligation. It is intended by each of the foregoing provisions of this Subsection 3.1(c) that Trustee may, after any request or direction by Beneficiary, sell, not only the Land but also the Accessories and other interests constituting a part of the Property, or any part thereof, along with the Land, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property. It is agreed that, in any deed or deeds given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, or as to the occurrence or existence of any default, or as to the acceleration of the maturity of the Obligation, or as to the request to sell, notice of sale, time, place, terms, and manner of sale, and receipt, distribution, and application of the money realized therefrom, or as to the due and proper appointment of a substitute trustee, and, without being limited by the foregoing, as to any other act or thing having been duly done by Beneficiary or by Trustee, shall be taken by all courts of law and equity as prima facie evidence that the said statements or recitals state facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof. In the event of the resignation or death of Trustee, or his removal from his county of residence stated on the first page hereof, or his failure, refusal, or inability, for any reason, to make any such sale or to perform any of the trusts herein declared, or, at the option of Beneficiary, with or without cause, then Beneficiary may appoint, in writing, but without the necessity of recordation, notice or any other formality (unless required by applicable law), a substitute trustee, who shall thereupon succeed to all the estates, titles, rights, powers, and trusts herein granted to and vested in Trustee. If Beneficiary is a corporation or an association, such appointment may be made on behalf of such Beneficiary by any person who is then the president, or a vice-president, or the cashier or secretary, or any other authorized officer or agent of Beneficiary. In the event of the resignation or death of any such substitute trustee, or his failure, refusal, or inability to make any such sale or perform such trusts, or, at the option of Beneficiary, without cause, successive substitute trustees may thereafter, from time to time, be appointed in the same manner. Wherever herein the word “Trustee” is used, the same shall mean the person who is the duly appointed trustee or substitute trustee hereunder at the time in question.

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(d)     Beneficiary may, or Trustee may upon written request of Beneficiary, proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Obligation in accordance with the terms hereof and of the Note or other instruments evidencing it, to foreclose the liens, security interest and this Deed of Trust as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction.

(e)     Beneficiary, as a matter of right and without regard to the sufficiency of the security, and without any showing of insolvency, fraud, or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Property, or any part thereof, and of the income, rents, issues, and profits thereof.

(f)     Beneficiary may enter upon the Land, take possession of the Property and remove the Accessories, or any part thereof, with or without judicial process, and, in connection therewith, without any responsibility or liability on the part of Beneficiary, take possession of any property located on or in the Property which is not a part of the Property and hold or store such property at Grantor’s expense.

(g)     Beneficiary may require Grantor to assemble the Accessories, or any part thereof, and make them available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to Grantor and Beneficiary.

(h)     After notification, if any, hereafter provided in this Subsection 3.1(h), Beneficiary may sell, lease, or otherwise dispose of, at the office of Beneficiary, or on the Land, or elsewhere, as chosen by Beneficiary, all or any part of the Accessories, in their then condition, or following any commercially reasonable preparation or processing, and each Sale (as used in this Subsection, the term “Sale” means any such sale, lease, or other disposition made pursuant to this Subsection 3.1(h)) may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts, and at any Sale, it shall not be necessary to exhibit the Accessories, or part thereof, being sold. The Sale of any part of the Accessories shall not exhaust Beneficiary’s power of Sale, but Sales may be made from time to time until the Obligation is paid and performed in full. Reasonable notification of the time and place of any public Sale pursuant to this Subsection 3.1(h), or reasonable notification of the time after which any private Sale is to made pursuant to this Subsection 3.1(h), shall be sent to Grantor and to any other person entitled to notice under the Uniform Commercial Code in effect under the laws of the state of Texas (the “Code”); provided that if the Accessories or part thereof being sold are perishable, or threaten to decline rapidly in value, or are of a type customarily sold on a recognized market, Beneficiary may sell, lease, or otherwise dispose of the Accessories, or part thereof, without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this Subsection 3.1(h).

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(i)     Beneficiary may surrender the insurance policies maintained pursuant to Subsection 2.2(b) hereof, or any part thereof, and receive and apply the unearned premiums as a credit on the Obligation, and in connection therewith, Grantor hereby appoints Beneficiary as the agent and attorney-in-fact for Grantor to collect such premiums.

(j)     Beneficiary may retain the Accessories in satisfaction of the Obligation whenever the circumstances are such that Beneficiary is entitled to do so under the Code.

(k)   Beneficiary may buy the Property, or any part thereof, at any public or judicial sale.

(l)     Beneficiary may buy the Accessories, or any part thereof, at any private sale if the Accessories, or part thereof, being sold are a type customarily sold in a recognized market or are a type which is the subject of widely distributed standard price quotations.

(m)    Beneficiary shall have and may exercise any and all other rights and remedies which Beneficiary may have at law or in equity, or by virtue of any other security instrument, or under the Code, or otherwise.

(n)     Beneficiary may apply the reserves, if any, required by Section 5.9 hereof, toward payment of the Obligation.

Section 3.2 Beneficiary as Purchaser. If Beneficiary is the purchaser of the Property, or any part thereof, at any sale thereof, whether such sale be under the power of sale hereinabove vested in Trustee, or upon any other foreclosure of the liens and security interest hereof, or otherwise, Beneficiary shall, upon any such purchase, acquire good title to the Property so purchased, free of the liens and security interest of these presents.

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Section 3.3 Other Rights of Beneficiary. Should any part of the Property come into the possession of Beneficiary, whether before or after default, Beneficiary may use or operate the Property for the purpose of preserving it or its value, pursuant to the order of a court of appropriate jurisdiction, or in accordance with any other rights held by Beneficiary in respect to the Property. Grantor covenants to promptly reimburse and pay to Beneficiary, at the place where the Note is payable, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges), incurred by Beneficiary in connection with its custody, preservation, use, or operation of the Property, together with interest thereon from the date incurred by Beneficiary at the rate provided in the Note, and all such expenses, costs, taxes, interest, and other charges shall be a part of the Obligation. It is agreed, however, that the risk of loss or damage to the Property is on Grantor, and Beneficiary shall have no liability whatsoever for decline in value of the Property, or for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured.

Section 3.4 Possession After Foreclosure. In case the liens or security interest hereof shall be foreclosed by Trustee’s sale or by judicial action, the purchaser at any such sale shall receive, as an incident to his ownership, immediate possession of the property purchased, and if Grantor or Grantor’s successors shall hold possession of said Property, or any part thereof, subsequent to foreclosure, Grantor and Grantor’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale, and anyone occupying the Property after demand is made for possession thereof. shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

Section 3.5 Application of Sales Proceeds Upon Foreclosure. The proceeds from any sale, lease, or other disposition made pursuant to this Article III, or the proceeds from surrendering any insurance policies pursuant to Subsection 3.1(i) hereof, or the reserves required by Section 5.9 hereof, or sums received pursuant to Section 5.7 hereof, or proceeds from insurance which Beneficiary elects to apply to the Obligation pursuant to Section 5.8 hereof, shall be applied by Trustee, or by Beneficiary, as the case may be, as follows: First, to the payment of all expenses of advertising, preserving, selling, and conveying the Property, or part thereof, including reasonable attorney’s fees, and including a reasonable commission to Trustee; second, to interest on the Obligation; third, to principal on the matured portion of the Obligation; fourth, to prepayment of the unmatured portion, if any, of the Obligation applied to installments of principal in inverse order of maturity; and fifth, the balance, if any, remaining after the full and final payment and performance of the Obligation, to the person or persons legally entitled thereto.

Section 3.6 Abandonment of Sale. In the event a foreclosure hereunder should be commenced by Trustee in accordance with Subsection 3.1(c) hereof, Beneficiary may at any time before the sale, direct Trustee to abandon the sale, and may then institute suit for the collection of the Note, and for the foreclosure of the liens and security interest hereof. If Beneficiary should institute a suit for the collection of the Note, and for a foreclosure of the liens and security interest hereof, it may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee to sell the Property, or any part thereof, in accordance with the provisions of this Deed of Trust.

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ARTICLE IV

Miscellaneous

Section 4.1 Release. If the Obligation is paid in full in accordance with the terms of this Deed of Trust and the Note and other instruments evidencing or securing such Obligation, and if Grantor shall well and truly perform all of Grantor’s covenants contained herein and in the other Loan Documents, then this conveyance shall become null and void and be released at Grantor’s request and expense.

Section 4.2 Rights Cumulative. All rights, remedies, powers, and privileges and all liens, titles, and security interests herein expressly conferred are cumulative, and shall not be deemed to deprive Beneficiary or Trustee of any other legal or equitable rights, remedies, powers, privileges, liens, titles, or security interests by or through judicial proceedings or otherwise appropriate to enforce the conditions, covenants, and terms of this Deed of Trust, the Note, and other and other Loan Documents.

Section 4.3 Waiver. Any and all covenants in this Deed of Trust may from time to time, by instrument in writing signed by Beneficiary and delivered to Grantor, be waived to such extent and in such manner as Beneficiary may desire, but no such waiver shall ever affect or impair Beneficiary’s rights, remedies, powers, privileges, liens, titles, and security interest hereunder, except to the extent so specifically stated in such written agreement. Neither the exercise of, nor the failure to exercise any option or remedy under the terms of this Deed of Trust shall be considered as a waiver of the right to exercise same, or any other option or remedy given herein.

Section 4.4 Maximum Rate of Interest. Grantor and Beneficiary intend to comply with the applicable law governing the Maximum Rate (hereafter defined). All agreements between Grantor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no event whatsoever, whether by reason of acceleration of the maturity of the Obligation or otherwise, shall the interest contracted for, charged, or received by Beneficiary hereunder or otherwise exceed the Maximum Rate. If, in any contingency whatsoever, Beneficiary shall receive anything of value deemed interest under applicable law which would cause the interest contracted for, charged, or received by the Beneficiary to exceed the Maximum Rate, the excessive interest shall be applied to the reduction of the unpaid principal balance of the Obligation and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Obligation, such excess shall be refunded to Grantor, and the provisions herein and any demand on Grantor shall immediately be deemed reformed, and the amounts thereafter collectible hereunder shall be reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. All interest paid or agreed to be paid to the Beneficiary, to the extent permitted by applicable law, shall be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full (including the period of any renewal or extension hereof) so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate.

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The term “Maximum Rate,” as used herein, shall mean the maximum nonusurious interest rate, if any, that at any time, or from time to time, may under applicable law be contracted for, taken, reserved, charged or received on the Obligation, or any portion thereof, under the laws which are presently in effect of the United States and the State of Texas applicable to such Beneficiary and such indebtedness or, to the extent allowed by law under such applicable laws of the United States of America and the State of Texas which may hereafter be in effect, which allow a higher maximum non-usurious interest rate than applicable laws now allow; provided, that in determining the Maximum Rate, due regard shall be given, to the extent required by applicable law, to any and all relevant payments, fees, charges, deposits, balances, agreements and calculations which may constitute or be deemed to constitute interest, or be deducted from principal to calculate the interest rate or otherwise affect interest rate determinations, so that in no event shall the Beneficiary contract for, charge, receive, take, collect, reserve or apply, on the Obligation, or any portion thereof, any amount in excess of the maximum non-usurious rate of interest permitted by applicable law.

Section 4.5 Effect of Transfer on Grantor’s Liability. If the ownership of the Property or any part thereof becomes vested in a person other than Grantor or in the event of a change in ownership of any Grantor other than an individual, Beneficiary may, without notice to Grantor or Grantor’s successors, deal with such successor or successors in interest with reference to this Deed of Trust and the Obligation, either by way of forbearance on the part of Beneficiary, or extension of time of payment of the Obligation, or release of all or any part of the Property or any other property securing payment of the Obligation, or otherwise, without in any way modifying or affecting Beneficiary’s rights and liens hereunder or the liability of Grantor or any other party liable for payment of the Obligation, in whole or in part.

Section 4.6 Waiver of Right to Marshal. Grantor hereby waives all rights of marshaling in event of any foreclosure of the liens and security interests hereby created.

Section 4.7 Condemnation Proceeds. Beneficiary shall be entitled to receive any and all sums which may be awarded or become payable to Grantor for the condemnation of the Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for damages caused by public works or construction on or near the Property. All such sums are hereby assigned to Beneficiary, and Grantor shall, upon request of Beneficiary, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable Beneficiary to collect and receipt for any such sums. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such sums. Any sums received by Beneficiary in the event of condemnation shall be applied to installments on the Obligation in inverse order of maturity. Notwithstanding anything to the contrary herein, and subject to Beneficiary’s prior written consent, which will not be unreasonably withheld or delayed, and so long as there is no Event of Default and Beneficiary reasonably determines that the Property can be fully restored or repaired to its original value with available funds, the proceeds of any award shall be disbursed to Grantor for use to restore or repair the Property, subject to Beneficiary’s standard construction disbursement procedures.

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Section 4.8 Insurance Proceeds. The proceeds of any and all insurance upon the Property shall be collected by Beneficiary. However, subject to Beneficiary’s prior written consent, which will not be unreasonably withheld or delayed, and so long as there is no Event of Default and Beneficiary reasonably determines that the Property can be fully restored or repaired to its original value with available funds, the proceeds of any award shall be disbursed to Grantor for use to restore or repair the Property, subject to Beneficiary’s standard construction disbursement procedures.

Section 4.9 Reserve for Taxes and Insurance Premiums. At the request of Beneficiary upon an Event of Default which continues beyond any applicable cure period, Grantor shall create a fund or reserve for the payment of all insurance premiums, taxes, and assessments against or affecting the Property in accordance with the Loan Agreement. Any excess reserve shall, at the discretion of Beneficiary, be credited by Beneficiary on subsequent reserve payments or subsequent payments to be made on the Note by the maker thereof, and all deficiency shall be paid by Grantor to Beneficiary on or before the date when such premiums, taxes, and assessments shall become delinquent. In the event there exists a deficiency in such fund or reserve at any time when taxes, assessments, or insurance premiums are due and payable, Beneficiary may, but shall not be obligated to, advance the amount of such deficiency on behalf of the Grantor, and such amounts so advanced shall become a part of the Obligation, shall be immediately due and payable and shall bear interest at the rate provided in the Note from the date of such advance through and including the date of repayment. Transfer of legal title to the Property shall automatically transfer the interest of Grantor in all sums deposited with Beneficiary under the provisions hereof or otherwise. In the event that Beneficiary does not request that such a fund be established, Grantor hereby agrees that he will promptly pay all premiums, taxes, and assessments when due, and will furnish to Beneficiary proof of payment within 45 days of the due date by submitting cancelled checks along with the statement concerning such taxes, premiums, or assessments.

Section 4.10 Right to Accelerate Upon Transfer. If Grantor shall sell, convey, assign, or transfer all or any part of the Property or any interest therein or any beneficial interest in the Grantor in violation of the Loan Documents, Beneficiary may at Beneficiary’s option, declare the Obligation to be immediately due and payable, which option may be exercised at any time following such sale, conveyance, assignment, or transfer. Beneficiary may in its sole discretion and at Grantor’s request decide not to exercise said option in which event Beneficiary’s forbearance may be predicated on such terms and conditions as Beneficiary may in its sole discretion require, including but not limited to Beneficiary’s approval of the transferee’s credit worthiness and management ability, and the execution and delivery to Beneficiary by transferee, prior to the sale, transfer, assignment, or conveyance of a written assumption agreement containing such terms as Beneficiary may require, including but not limited to, a payment of a part of the principal amount of the Obligation, the payment of an assumption fee, a modification of the term of the Obligation, and such other terms as Beneficiary may require. Should the Property be sold, traded, transferred, assigned, exchanged, or otherwise disposed of without the prior written consent of Beneficiary and payment of any portion of the Obligation is thereafter accepted by the Beneficiary such acceptance shall not be deemed a waiver of the requirement of Beneficiary’s consent in writing thereto or with respect to any other sale, trade, transfer, assignment, exchange, or other disposition.

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Section 4.11 Prohibition Against Subordinate Financing. If Grantor without the prior written consent of Beneficiary, executes or delivers any pledge, security agreement, mortgage, or deed of trust covering all or any portion of the Property (hereafter called “Subordinate Mortgage”) Beneficiary may, at Beneficiary’s option, which option may be exercised at any time following such pledge, security agreement, mortgage, or deed of trust, declare the Obligation to be immediately due and payable. In the event of consent by Beneficiary to the foregoing or in the event the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable under the provisions of any applicable law, Grantor will not execute or deliver any Subordinate Mortgage unless there shall have been delivered to Beneficiary not less than ten (10) days prior to the date thereof a copy thereof which shall contain express covenants to the effect: (a) that the Subordinate Mortgage is in all respects unconditionally subject and subordinate to the lien, security interest, and assignment evidenced by this Deed of Trust and each term and provision hereof; (b) that if any action or proceeding shall be instituted to foreclose the Subordinate Mortgage (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), no tenant of any portion of the Property will be named as a party defendant, or will any action be taken with respect to the Property which would terminate any occupancy or tenancy of the Property without the prior written consent of Beneficiary; (c) that the rents and profits, if collected through a receiver or by the Beneficiary of the Subordinate Mortgage, shall be applied first to the Obligations, including principal and interest due and owing on or to become due and owing on the Note and the other indebtedness secured hereby and then to the payment of maintenance, operating charges, taxes, assessments, and disbursements incurred in connection with the ownership, operation, and maintenance of the Property; and (d) that if any action or proceeding shall be brought to foreclose the Subordinate Mortgage, (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), written notice of the commencement thereof will be given to Beneficiary contemporaneously with the commencement of such action or proceeding.

Section 4.12 Subrogation. It is understood and agreed that the proceeds of the Note, to the extent the same are utilized to renew or extend any indebtedness or take up any outstanding liens against the Property, or any portion thereof, have been advanced by Beneficiary at Grantor’s request and upon Grantor’s representation that such amounts are due and payable. Beneficiary shall be subrogated to any and all rights, remedies, powers, privileges, liens, titles, and security interests owned or claimed by any owner or Beneficiary of said outstanding indebtedness or lien, however remote, regardless of whether said indebtedness or lien is acquired by assignment or is released by the Beneficiary thereof upon payment.

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Section 4.13 Covenant to Perform. Grantor and each and every subsequent owner of the Property, or any part thereof, covenants and agrees that Grantor will perform or cause to be performed, each and every condition, term, provision, and covenant of this Deed of Trust, except that Grantor shall have no duty to pay the indebtedness evidenced by the Note except in accordance with the terms of the Note and all renewals and extensions thereof, and this Deed of Trust or in accordance with the terms of the transfer to Grantor.

Section 4.14 Notice. Any notice or other written communication required or permitted hereunder shall be made in accordance with Section 8.2 of the Loan Agreement.

Section 4.15 Enforceability. If the rights and liens created by this Deed of Trust shall be held by a court of competent jurisdiction to be invalid or unenforceable as to any part of the Obligation, the unsecured portion of the Obligation shall be completely paid prior to the payment of the remaining and secured portion of the Obligation, and all payments made on the Obligation shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Obligation.

Section 4.16 Successors and Assigns. This Deed of Trust is binding upon Grantor and Grantor’s successors, and shall inure to the benefit of Beneficiary, and its successors and assigns, and the provisions hereof shall be covenants running with the Land. The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and Grantor’s successors.

Section 4.17 Counterparts. This Deed of Trust may be executed in a number of identical counterparts, each of which, for all purposes, shall be deemed an original. If any Grantor is a corporation, this instrument is executed, sealed, and attested by Grantor’s officers hereunto duly authorized.

Section 4.18 Financing Statement. This Deed of Trust is intended to be a financing statement filed as a fixture filing with respect to the Accessories and the goods described at the beginning of this Deed of Trust which are or are to become fixtures relating to he Land. The address of Grantor (Debtor) is set forth on the first page hereof and the address of Beneficiary (Secured Party) is set forth in Section 1.1 hereof. This Deed of Trust is to be filed for record in the real property records of the county clerk of the county or counties where the Land is located. Grantor is the record owner of the Land. A carbon, photographic, or other reproduction of this Deed of Trust or of a financing statement pursuant hereto is sufficient as a financing statement.

Section 4.19 Partial Invalidity. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Land, the unsecured or partially secured portion of the debt shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Deed of Trust.

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Section 4.20 Appraisal. Beneficiary may from time to time obtain, or require Grantor to obtain for Beneficiary, an appraisal performed by a licensed or certified appraiser acceptable to Beneficiary of any real property securing any extension of credit by Beneficiary to Grantor. Grantor shall insure that such appraiser has free and full access to the subject real property for the purpose of making an appraisal. Grantor consents to such access by appraiser. If Grantor is not in possession of the real property at the time of the appraisal, Grantor shall obtain any consent and cooperation of any person in possession of the real property at the time of the appraisal. Unless prohibited by applicable law, Grantor shall pay to Beneficiary, on demand, any fees incurred by Beneficiary in obtaining any appraisal required under a regulation or policy of any applicable governmental authority or required under Beneficiary’s loan policy. Grantor’s obligation under this paragraph shall be secured by Beneficiary’s lien upon the subject real property unless the real property is the homestead of the Grantor. However, notwithstanding the foregoing, Beneficiary will not require more than one (1) such appraisal in any calendar year unless there is an Event of Default which continues beyond any applicable cure period

Section 4.21 Attorneys’ Fees. If this Deed of Trust or any document related to it is given by Beneficiary to an attorney for enforcement, or if suit is brought for collection or enforcement, or if this Deed of Trust or any document related to it is collected or enforced through probate, bankruptcy or other judicial proceeding (or Beneficiary takes action to protect its interests through probate, bankruptcy or other judicial proceedings), Grantor shall pay Beneficiary reasonable attorneys’ fees, court costs and expenses in addition to other amounts due hereunder.

Section 4.22 Severability. Except as expressly provided to the contrary herein, each section, part, term, or provision of this Deed of Trust shall be considered severable, and if for any reason any article, section, part, term, or provision herein is determined to be invalid and contrary to or in conflict with any existing or future law or regulation by a court or governmental agency having valid jurisdiction, such determination shall not impair the operation of or have any other effect on other sections, parts, terms, or provisions of this Deed of Trust as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto, and said invalid sections, parts, terms, or provisions shall not be deemed to be a part of this Deed of Trust.

Section 4.23 No Agency, Partnership or Joint Venture. Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the Beneficiary or by any other party as creating the relationship between them of (i) principal and agent, (ii) a partnership, or (iii) a joint venture.

Section 4.24 Cross-Default Provision. It is expressly understood and agreed that should Grantor, fail to pay any other indebtedness or any part thereof, principal or interest, as the same shall become due and payable, which may be secured by a lien or liens on the Property herein described, the Obligation hereby secured, at the option of the Beneficiary, shall become due and payable. Grantor hereby assigns to Beneficiary any right Grantor may have by reason of any prior encumbrance on the Property or by law or otherwise to cure any default under said prior encumbrance.

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Section 4.25 Nevada-Specific Provisions.

(a)	Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Section 4.25 and other terms and conditions of this Deed of trust, the terms and conditions of this Section 4.25 shall control and be binding.

(b)	Fixture Filing. Supplementing the provisions of Section 4.18 of this Deed of Trust, this Deed of Trust shall constitute a fixture filing pursuant to NRS 104.9402, as amended from time to time. Some or all of the collateral may be or become a fixture in which Beneficiary has a security interest under the security agreement provided for in Section 4.18 above (the “Security Agreement”). The rights, remedies and interests of Beneficiary are independent and cumulative, and there shall be no merger of any lien hereunder with any security interest created by the Security Agreement.

(c)	Future Advances. This Deed of Trust secures future advances, as defined in NRS 106.320, and is to be governed by NRS 106.300 to 106.400, inclusive. The maximum principal amount to be secured hereby is $15,000,000. The maximum amount of advances of principal to be secured by this Deed of Trust may increase or decrease from time to time by amendment of this Deed of Trust.
(d)	Cure Period. The time period for curing a default under the loan evidenced by the Note, if any, shall run concurrently with the 35 day statutory cure period under NRS 107.080(2)(a)(2).

(e)	Subject to NRS 107.080 Foreclosure Procedures. Beneficiary’s rights and remedies under this Deed of Trust shall be subject to NRS 107.080 et seq.

(f)	Power to Enter for Environmental Issues. Without limiting any rights or remedies of Beneficiary under any of the Loan Documents, Grantor agrees that Beneficiary shall have, at a minimum, the same right, power and authority to enter and inspect the Property as is granted to a secured lender under NRS 40.507, and that Beneficiary will have the right to appoint a receiver to enforce the right to enter and inspect the Property to the extent such authority is provided under the Loan Documents and/or Nevada law, including, without limitation, the authority granted to a secured lender under NRS 32.015.

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(g)	Ability to Waive Lien for Environmental Issues. In the event that any portion of the Property is determined to be “environmentally impaired” (as “environmentally impaired” is defined in NRS 40.503, then, without otherwise limiting or in any way affecting Beneficiary’s or Trustee’s rights or remedies under this Deed of Trust, Beneficiary may elect to exercise its right under NRS 40.501 through 40.512, inclusive, to (i) waive its lien on such environmentally impaired or affected portion of the Property, and (ii) exercise the rights and remedies of an unsecured creditor, including the reduction of its claim against Grantor to judgment and any other rights and remedies permitted by applicable laws. Grantor shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of NRS 40.505, if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Property and Grantor knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release. Beneficiary shall have the right under this Deed of Trust to allocate amounts recovered on the Obligation first to those portions thereof other than damages and other amounts recoverable under NRS 40.509, and thereafter to damages and other amounts recoverable under said statute.

(h)	Personal Property May Be Sold as a Single Parcel by Election of Beneficiary. Any sale of personal property may be held as a part of and in conjunction with any foreclosure sale of the other properties and rights constituting the Property in order that the Property, including the personal property, may be sold as a single parcel if the Beneficiary elects, as permitted by NRS 104.9604, and grantor agrees that such sale of personal property together with real property constitutes a commercially reasonable sale of the personal property.

(i)	Conflicts with Nevada Gaming Laws. All rights, remedies and powers provided in this Deed of Trust may be exercise don to the extent that the exercise thereof does not violate any applicable provision of the Nevada Gaming Laws, and all provisions of this Deed of trust are intended to be subject to all applicable mandatory provisions of the Nevada Gaming Laws which may be controlling and to be limited to the extent necessary so that they will not render this Deed of Trust invalid or unenforceable, in whole or in part.

(j)	Waiver of Condemnation Proceeds. Grantor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under applicable law which provide for allocation of condemnation proceeds between a property owner and a lienholder, including the provisions of NRS 37.115.

(k)	WAIVER OF CHAPTER 40 PROTECTIONS. GRANTOR DOES HEREBY RELINQUISH AND SHALL CAUSE THE GUARANTOR, IF ANY, TO WAIVE AND RELINQUISH ALL RIGHTS AND REMEDIES ACCORDED BY APPLICABLE LAW TO GRANTORS AND GUARANTORS GENERALLY AND AGREES NOT TO ASSERT OR TAKE ADVANTAGE OF ANY SUCH RIGHTS OR REMEDIES, INCLUDING, WITHOUT LIMITATION: ANY RIGHT PROVIDED BY NRS 40.430 AND JUDICIAL DECISIONS RELATING THERETO, AND NRS 40.451 THROUGH 40.4639, INCLUSIVE. AND JUDICIAL DECISIONS RELATING THERETO, OR ANY OTHER STATUTE OR DECISION, TO REQUIRE BENEFICIARY TO PROCEED AGAINST GRANTOR OR ANY OTHER PERSON OR TO PROCEED AGAINST OR EXHAUST ANY SECURITY HELD AT ANY TIME OR TO PURSUE ANY OTHER REMEDY IN BENEFICIARY’S POWER BEFORE PROCEEDING AGAINST THE GRANTOR, GRANTOR SPECIFICALLY AGREEING THAT SUCH WAIVERS ARE INTENDED TO TAKE ADVANTAGE OF THE WAIVERS PERMITTED BY NRS 40.495(2) TO THE MAXIMUM EXTENT PERMITTED.

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EXECUTED and SEALED as of the date first above written.

AQUA METALS RENO, INC., a
Delaware corporation

By:	/s/ Thomas Murphy
Thomas Murphy
Chief Financial Officer

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STATE OF NEVADA	§
§
COUNTY OF STOREY	§

THE FOREGOING INSTRUMENT was acknowledged before me on this _______ day of November, 2015, by Thomas Murphy, Chief Financial Officer of AQUA METALS RENO, INC.

WITNESS MY HAND AND OFFICIAL SEAL.

My Commission Expires:______________________
Notary Public, State of Nevada

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LEGAL DESCRIPTION

A TRACT OR PARCEL OF LAND CONTAINING 0.8205 ACRES OF LAND, (35,742 SQUARE FEET), BEING A PORTION OF UNRESTRICTED RESERVE “B”, NOTTINGHAM COUNTRY, SECTION 7, A SUBDIVISION IN HARRIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN VOLUME 265, PAGE 1, OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, SAID 0.8205 ACRE TRACT OF LAND BEING THAT CERTAIN CALLED 0.8205 ACRE TRACT OF LAND AS CONVEYED TO JAMES D. SAWYER AND LAWRENCE D. FIEGLEIN GENERAL PARTNERSHIP BY INSTRUMENT RECORDED IN DOCUMENT CF NO. V507351 OF THE OFFICIAL PUBLIC RECORDS OF HARRIS COUNTY, TEXAS, AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS: (BEARING BASIS: VOLLUME 265, PAGE 1, OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS).

BEGINNING at a calculated point for the most southeasterly cutback corner at the intersection of the south right-of-way line of Kingsland Boulevard, (100.00 Foot Right-of-Way), with the west right-of-way line of Shillington Drive, (60.00 Foot Right-of-Way), same being the most easterly northeast corner of said Reserve “B” same being the most easterly northeast corner and POINT OF BEGINNING of the herein described tract;

Thence, S 01°47’36” E, with the west right-of-way line of Shillington Drive, a distance of 163.66 feet to a 5/8” iron rod found for the northeast corner of that certain called 1.4320 acre tract of land as conveyed to KOA Group, Inc., by instrument recorded in Document CF No. 20130518899 of the Official Public Records of Harris County, Texas, same being the southeast corner of the herein described tract;

Thence, N 82°55’25” W, with the common line of said 1.4320 Acre Tract, a distance of 229.54 feet to a calculated point on the common line of that certain called 1.3652 acre tract of land as conveyed to Mustang Kingsland, L.P., by instrument recorded in Document CF No. X237326 of the Official Public Records of Harris County, Texas, for the northwest corner of said 1.4320 Acre Tract, same being the southwest corner of the herein described tract;

Thence, N 07°04’35” E, with the common line of said 1.3652 Acre Tract, a distance of 162.00 feet to a capped, (Precision), iron rod set on the south right-of-way line of Kingsland Boulevard, on the arc of a curve to the left, for the northeast corner of said 1.3652 Acre Tract, same being the northwest corner of the herein described tract;

Thence, Southeasterly, with the south right-of-way line of Kingsland Boulevard, along the arc of said curve to the left, having an included angle of 05°08’42”, a radius of 2150.00 feet, a chord that bears, S 85°29’48” E, a chord distance of 193.00 feet, for an arc distance of 193.06 feet to a calculated point for the most northwesterly cutback corner at the intersection of the south right-of-way line of Kingsland Boulevard with the west right-of-way line of Shillington Drive, same being the most northwesterly northeast corner of the herein described tract;

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Thence, S 44°59’50” E, with the south right-of-way line of Kingsland Boulevard, a distance of 14.58 feet to the POINT OF BEGINNING and containing 0.8205 acres of land, (35,742 square feet), more or less.

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